Exhibit 10.26

AMENDMENT NO. 1

To Amended and Restated Employment Agreement of Terri B. Sebree

THIS AMENDMENT NO. 1 (this “Amendment No. 1”) is made and entered into as of March 27, 2013, by and between NuPathe Inc. (the “Employer”), a Delaware corporation, and Terri B. Sebree (the “Employee”).

WHEREAS, the Employer and the Employee previously entered into that certain Amended and Restated Employment Agreement dated July 25, 2012 (the “Employment Agreement”); and

WHEREAS, the Employer and the Employee desire to amend the Employment Agreement in certain respects; and

WHEREAS, Section 11 of the Employment Agreement permits the Employer and the Employee to amend the Employment Agreement pursuant to a written agreement executed by both parties; and

NOW, THEREFORE, in consideration of the premises and covenants set forth herein, and intending to be legally bound hereby, the parties to this Amendment No. 1 hereby agree as follows:

1.                                      Amendment to Section 4.  The last paragraph of Section 4 (d) is hereby deleted in its entirety and replaced with the following:

“Additionally, if Employee remains in the continuous employ of Employer, the Employee may, until December 31, 2013, elect to resign and receive the payments and other benefits set forth in this Section 4(d); provided, that, in connection with such resignation, the Employee enters into a mutually agreeable consulting agreement with Employer, which shall include the terms set forth on Exhibit A, which is attached hereto and incorporated herein by reference, as well as such other terms and  conditions as are reasonable and customary under the circumstances (the “Consulting Agreement”).

2.                                      Effect on the Agreement.  The Employment Agreement shall continue in full force and effect as amended by this Amendment No. 1 and this Amendment No. 1, together with the Employment Agreement, constitute the entire agreement of the parties with respect to the matters set forth herein.

3.                                      Counterparts.  This Amendment No. 1 may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have signed this Amendment No. 1 as of the date first set out above.

NUPATHE INC.

By:	/s/ Armando Anido
Armando Anido
Title:	Chief Executive Officer

EMPLOYEE

/s/ Terri B. Sebree
Terri B. Sebree

Exhibit A

To Amendment 1 to Amended and Restated Employment Agreement of Terri Sebree

The following terms shall be included in the Consulting Agreement:

•                  Employee shall be available for at least twenty (20) hours per month to provide consulting services at places and times to be mutually agreed upon by the parties.

•                  Employer shall pay Employee a monthly retainer of $3,000 on the first day of each month for up to 10 hours of service during such month. Employer shall pay Employee $300 per hour for each hour of service in excess of 10 hours per month.  Reasonable expenses incurred by Employee in connection with the services and approved in writing by Employer shall be reimbursed.

•                  The Consulting Agreement shall have a term of at least one year.

•                  Employer may terminate the Consulting Agreement at any time, for any reason, upon thirty (30) days prior notice.